Exhibit 5.1

                                ----------------
                                MACDONALD TUSKEY
                                ----------------
                        CORPORATE AND SECURITIES LAWYERS

                                                   Suite 1210, 777 Hornby Street
                                                                 Vancouver, B.C.
Our File No: 0947-1                                               V6Z 1S4 CANADA

                                                       Telephone: (604) 689-1022
                                                       Facsimile: (604) 681-4760

February 4, 2010

Lithium Corporation
9121 Atlanta Avenue, Suite 314
Huntington Beach, CA 92646

Dear Sirs:

     Re: Common Stock of Lithium Corporation Registered on Form S-8
         filed on February 4, 2010

     We are special counsel to Lithium Corporation (the "Company"), a corporation incorporated under the laws of the State of Nevada. In such capacity, we have reviewed the Registration Statement of the Company on Form S-8 (the "Registration Statement") covering an aggregate of 6,055,000 common shares (each, a "Share") in the capital of the Company issuable pursuant to the Company's 2009 Stock Plan.

     We have examined originals or copies, certified or otherwise identified to our satisfaction of the resolutions of the directors of the Company with respect to the matters herein. We have also examined such statutes and public and corporate records of the Company, and have considered such questions of law as we have deemed relevant and necessary as a basis for the opinion expressed herein. We have, for the purposes of this opinion, assumed the genuineness of all signatures examined by us, the authenticity of all documents and records submitted to us as originals and the conformity to all original documents of all documents submitted to us as certified, photostatic or facsimile copies.

     Based upon and subject to the foregoing, and subject also to the qualifications hereinafter expressed, we are of the opinion that each Share to be issued under the Company's 2009 Stock Plan, and subsequently sold pursuant to the Registration Statement will be, when issued pursuant to the terms of the 2009 Stock Plan, validly issued, fully paid and non-assessable.

     We have attorneys admitted to practice in New York, but not admitted to practice in the State of Nevada. However, we are generally familiar with the General Corporation Law of the State of Nevada (the "NGCL") as presently in effect and we have made such inquiries with respect thereto as we consider necessary to render this opinion with respect to a Nevada corporation.


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   Macdonald Tuskey is an association of law corporations with lawyers called in the Provinces of British Columbia and Alberta and the State of New York.

----------------
MACDONALD TUSKEY
----------------
CORPORATE AND SECURITIES LAWYERS

Lithium  Corporation
February 4, 2010

Page | 2


     This opinion letter is limited to the current federal laws of the United States and, to the limited extent set forth above, the NGCL, as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.

     This opinion is being furnished solely in connection with the filing of the Registration Statement with the Securities and Exchange Commission, and we hereby consent to the use of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the SECURITIES ACT OF 1933, as amended. This opinion may not be relied upon, used by or distributed to any person or entity for any other purpose without our prior written consent.

                                  Yours truly,

                                  W.L. MACDONALD LAW CORPORATION

                                  /s/ W.L. Macdonald Law Corporation
                                  ------------------------------------------

WLM/mll


--------------------------------------------------------------------------------
   Macdonald Tuskey is an association of law corporations with lawyers called in the Provinces of British Columbia and Alberta and the State of New York.